UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2006

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

0-28-44 (Blue Ridge)

24-0854342 (Blue Ridge)

Pennsylvania

0-28-43 (Big Boulder)

24-0822326 (Big Boulder)

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On April 20, 2006, Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Companies”), jointly and severally with certain of the Companies’ subsidiaries (the “Subsidiaries”), entered into a loan agreement (“Loan Agreement”) and a $10,000,000 line of credit mortgage note (the “Note”) with Manufacturers and Traders Trust Company (the “Bank”).

Under the terms of the Loan Agreement and Note, the Bank has extended a line of credit in the aggregate of $10,000,000 (the “Line of Credit”) to the Companies and the Subsidiaries (collectively, the “Borrowers”).  Pursuant to the Note, the Borrowers agreed to pay to the order of the Bank, the outstanding principal amount of the Note plus interest.  Interest is due and payable on a monthly basis at a rate equal the prime rate (as announced by the Wall Street Journal on the first day of the calendar month) minus 0.25%, while the remaining principal and any accrued but unpaid interest is due and payable on April 19, 2008.  The Bank may accelerate payment of, or terminate any further advances under, the Line of Credit in the event of default on the loan as set forth in Loan Agreement.  The Borrowers intend to use $3.5 million of the Line of Credit to fund construction of residential development projects and $6.5 million of the Line of Credit to fund infrastructure improvements for residential developments.  The total principal amount outstanding under the Line of Credit shall not exceed the lesser of (a) $10 million, or (b) 80% of the cost or appraised value of the units.

Pursuant to the Loan Agreement, the Borrowers are prohibited from, among other things: (a) incurring any indebtedness, other than trade indebtedness or current liabilities for salaries and wages; (b) becoming a guarantor, a surety, or otherwise liable for the debts or other obligations of another person or entity; (c) permitting any of their assets to be subject to any security interest, mortgage or other lien or encumbrance; (d) making any investment other than in FDIC insured deposits or United States Treasury obligations of less than one year or in money market or mutual funds administering such investments; (e) making any loan, advance or other extension of credit unless approved in writing by the Bank; (f) declaring or paying any distribution except for stock dividends or dividends paid to the Borrower by a Subsidiary; or (g) (i) transferring or disposing of substantially all of its assets, (ii) acquiring substantially all of the assets of any other entity, (iii) doing business under or otherwise use any name other than its true name or (iv) making any material change in its respective business, structure, purposes or operations that might have a material adverse effect on the Borrowers or any of its subsidiaries.

The foregoing is only a summary of the Loan Agreement and Note.  You are urged to read the both the Loan Agreement and Note in their entirety for a more complete description of the terms and conditions of each.  A copy of each of the Loan Agreement and Note are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The description of the Line of Credit and the terms and conditions of the Loan Agreement and Note in “Item 1.01. Entry into a Material Definitive Agreement” of this Report is incorporated into this Item 2.03 by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1

Loan Agreement, dated April 20, 2006, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company and Moseywood Construction Company and Manufacturers and Traders Trust Company.

10.2

$10,000,000 Line of Credit Mortgage Note, dated April 20, 2006, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company and Moseywood Construction Company and Manufacturers and Traders Trust Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: April 25, 2006	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Loan Agreement, dated April 20, 2006, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company and Moseywood Construction Company and Manufacturers and Traders Trust Company.

10.2

$10,000,000 Line of Credit Mortgage Note, dated April 20, 2006, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company and Moseywood Construction Company and Manufacturers and Traders Trust Company.